Exhibit 10.44

Second AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Amendment”), dated as of December 31, 2024 (the “Effective Date”), between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”) and Patrick Walters (the “Executive”) amends the Employment Agreement, dated as of January 4, 2024, as amended by that certain Amendment to Employment Agreement, dated as July 12, 2024 (as amended, “Agreement”), between the Company and the Executive as follows:

1. Paragraph 1 of the Agreement is hereby amended to read in full as follows:

“The initial term of the Executive’s employment by the Company (directly or through its wholly-owned subsidiary NeOnc Technologies, Inc.) pursuant to this Agreement shall commence upon the effective date of the Company’s listing of its common stock on a national securities exchange if such listing occurs on or before March 31, 2025 (the “Effective Date”) and shall continue for and shall continue through and expire on that date which is seven months from the Effective Date (the “Employment Period”). Thereafter, the Employment Period shall automatically renew for a successive period of one (1) year each, unless either party shall have given to the other at least fifteen (15) days’ prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or the then applicable renewal term, as the case may be. In any event, the Employment Period may be terminated as provided herein.”

2. Except as otherwise set forth in this Amendment, all terms and conditions as set forth in the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Employment Agreement as of the day and year first above written.

NEONC TECHNOLOGIES HOLDINGS, INC.

/s/ Dr. Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Patrick Walters
Name:	Patrick Walters
Title:	Chief Operating Officer